GRAPHIC: Logo: Shaw Industries, Inc.

To the Shareholders:

You are cordially invited to attend the 1994 Annual Meeting of Shareholders to be held at the administrative offices of the Company, 900 South Harris Street, Dalton, Georgia, on Monday,
October 31, 1994, at 11:00 a.m., local time.

The principal business of the meeting will be to elect a class of directors. During the meeting we will review the results of the past year and report on significant aspects of our operations during the first quarter of fiscal 1995.

We would appreciate your completing, signing, dating and returning the enclosed proxy card in the envelope provided at your earliest convenience. If you choose to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

Sincerely yours,


J. C. SHAW
Chairman of the Board of Directors


ROBERT E. SHAW
President and Chief Executive Officer

September 30, 1994

SHAW INDUSTRIES, INC.
616 East Walnut Avenue
Dalton, Georgia 30720

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
October 31, 1994

The 1994 Annual Meeting of Shareholders of Shaw Industries, Inc.
will be held on Monday, October 31, 1994, at 11:00 a.m., at the principal administrative offices of the Company, 900 South Harris
Street, Dalton, Georgia.

The meeting is called for the following purposes:

1. To elect directors to Class III of the Board of Directors for a three-year term.
2. To consider and act upon such other business as may properly come before the meeting or any adjournment(s).

The Board of Directors has fixed the close of business on September 15, 1994 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
By order of the Board of Directors,



BENNIE M. LAUGHTER
Secretary



September 30, 1994


IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN, COMPLETE AND RETURN THE ENCLOSED PROXY SO THAT YOUR STOCK WILL BE REPRESENTED.

PROXY STATEMENT

SHAW INDUSTRIES, INC.
616 East Walnut Avenue
Dalton, Georgia 30720

The enclosed proxy is solicited by the Board of Directors of Shaw Industries, Inc. (the "Company") for use at the 1994 Annual Meeting of Shareholders to be held on October 31, 1994, at 11:00 a.m., local time, at the administrative offices of the Company, 900 South Harris Street, Dalton, Georgia. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies may also be revoked by any shareholder present at the meeting who expresses a desire to vote his or her shares in person. Proxies in the accompanying form which are properly executed by shareholders, duly returned and not revoked will be voted. Such proxies will be voted in accordance with the directions, if any, given by such shareholders, and if directions are not given, will be voted in favor of the proposal to elect as directors the persons specified herein.

This proxy statement and proxy and the accompanying notice were first mailed to shareholders on or about September 30, 1994.

VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

September 15, 1994 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment(s). As of the record date, the Company had outstanding and entitled to vote at the meeting 139,314,302 shares of Common Stock, each share being entitled to one vote (the "Common Stock"). The holders of a majority of the shares entitled to be voted must be present or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld, abstentions and broker non-votes are counted in determining whether a quorum exists.

Under Georgia law, directors are elected by a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors. Accordingly, if authority to vote for one or more nominees is withheld on a proxy card, no vote will be cast with respect to the shares represented by that proxy card and the outcome of the election will not be affected.

The following table sets forth information concerning those persons known by management of the Company to own beneficially more than 5% of the Common Stock, the directors of the Company, the executive officers named in the Summary Compensation Table included elsewhere herein and all directors and executive officers as of group. Such information is given as of September 15, 1994. According to rules adopted by the Securities and Exchange Commission, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.

Name and Address of               Amount and Nature of             Percent of
Beneficial Owner                  Beneficial Ownership                Class

Jennison Associates
  Capital Corporation <F1>              8,750,800                      6.3
The Prudential Insurance
  Company of America <F2>               8,380,022                      6.0
Robert E. Shaw <F3>                     7,313,346<F4>                  5.2
J. C. Shaw <F5>                         8,333,480<F6>                  6.0
Clifford M. Kirtland, Jr.                  21,000                        *
J. Hicks Lanier                             8,000                        *
R. Julian McCamy                        3,190,662<F7>                  2.3
Thomas G. Cousins                          40,000                        *
S. Tucker Grigg                         2,447,552<F8>                  1.8
William C. Lusk, Jr.                      606,360<F9>                    *
W. Norris Little                          476,880                        *
Robert R. Harlin                              508                        *
Vance D. Bell                              83,924                        *
All executive officers and
   directors as a group (15 persons)   22,555,092                     16.2

<F1> Jennison Associates Capital Corp.'s address is 466 Lexington Avenue,
     New York, New York, 10017.
<F2> The Prudential Insurance Company of America's address is 751 Broad
     Street, Newark, New Jersey, 07102. Prudential's holdings are for the benefit of its clients by its separate accounts, externally managed accounts and registered investment companies.
<F3> Mr. Shaw's address is 203 Goose Hill Road, Rocky Face, Georgia 30740.
<F4> Includes 567,840 shares owned by Mr. Shaw's spouse.
<F5> Mr. Shaw's address is 721 West Avenue, Cartersville, Georgia 30120.
<F6> Includes 66,672 shares owned by Mr. Shaw's spouse and 45,678 held in trust for Mr. Shaw's grandchildren.
<F7> Includes 1,397,382 shares owned by Mr. McCamy's spouse and 424,616 shares held in trust for Mr. McCamy's children. Mr. McCamy disclaims beneficial ownership of the shares held by his spouse and in trust for his children.
<F8> Includes 1,807,080 shares owned by Mr. Grigg's spouse and 58,520 shares held in trust for his children. Mr. Grigg disclaims beneficial ownership of the shares held by his spouse and in trust for his children.
<F9> Includes 8,528 shares owned by Mr. Lusk's spouse, as to which Mr.
     Lusk shares voting and investment powers, and 7,600 shares held in trust for Mr. Lusk's grandchildren.

PROPOSAL 1.  ELECTION OF CLASS OF DIRECTORS

Nominees

The Board of Directors of the Company is divided into three classes of directors with staggered terms of office. Upon the expiration of the term of office for a class of directors, the nominees for that class are elected for a term of three years to serve until the election and qualification of their successors. At the Annual Meeting of Shareholders this year, the three nominees are in Class III. The Class I and Class II directors have two years and one year, respectively, remaining on their terms of office.

It is the intention of the persons named as proxies to vote their proxies for the election of Mr. William C. Lusk, Jr., Mr. W. Norris Little and Mr. Robert R. Harlin as Class III directors. All of the nominees currently serve as directors. In the event any of the nominees refuses or is unable to serve as a director (which is not now anticipated), the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated.

The Board of Directors recommends a vote FOR the election of the nominees named below as Class III directors.

The following section sets forth the names, ages, occupations and employment during the last five years of each of the nominees and the directors in Class I and Class II, the period during which each has served as a director of the Company and other directorships held.

Nominees for Class III
(Term Expiring 1997)

WILLIAM C. LUSK, JR.
Director since 1973      Age: 59
Mr. Lusk is Senior Vice President and Treasurer of the Company.

W. NORRIS LITTLE
Director since 1979      Age: 63
Mr. Little is Senior Vice President, Operations of the Company.

ROBERT R. HARLIN
Director since 1967      Age: 61
Mr. Harlin is a member of the law firm of Powell, Goldstein, Frazer &
Murphy.

Members of the Board of Directors Continuing in Office:

Class I
(Term Expiring 1996)

J. C. SHAW
Director since 1967      Age: 64
Mr. Shaw is Chairman of the Board of the Company.

ROBERT E. SHAW
Director since 1967      Age: 63
Mr. Shaw is President and Chief Executive Officer of the Company. He is also a director of Oxford Industries, Inc., an apparel manufacturer.

CLIFFORD M. KIRTLAND, JR.
Director since 1984      Age: 70
Prior to his retirement in 1983, Mr. Kirtland was Chairman of Cox
Communications, Inc., a telecommunications company. Mr. Kirtland also serves as a director of Graphic Industries, Inc., Salomon Brothers Fund, Inc., Summit Communications Group Inc., Law Companies Group, Inc., ADESA Corp. and Oxford Industries, Inc.

Class II
(Term Expiring 1995)

J. HICKS LANIER
Director since 1986      Age: 54
Mr. Lanier is Chairman of the Board, President and Chief Executive Officer of Oxford Industries, Inc., an apparel manufacturer. Mr. Lanier also serves as a director of Trust Company Bank of Georgia and Crawford & Company.

R. JULIAN McCAMY
Director since 1986      Age: 62
Mr. McCamy is President of McCamy Properties, Inc., a real estate development company.

THOMAS G. COUSINS
Director since 1992      Age: 62
Mr. Cousins is President and a director of Cousins Properties
Incorporated, a real estate development company.

S. TUCKER GRIGG
Director since 1992      Age: 58
Mr. Grigg is self-employed as a manufacturer of advertising and marketing displays, furniture and bedding.

Certain Relationships

Messrs. J. C. Shaw and Robert E. Shaw are brothers. Messrs. McCamy and Grigg are brothers-in-law of Messrs. J. C. Shaw and Robert E. Shaw.

Mr. Harlin is a member of the law firm of Powell, Goldstein, Frazer & Murphy, which has served as counsel for the Company since its inception.

Meetings and Committees

During the past fiscal year, the Board of Directors met five times. The executive committee consisted of Messrs. J. C. Shaw, Robert E. Shaw, Harlin, Kirtland and Lanier and did not meet during the past fiscal year. The executive committee functions with substantially all of the powers and duties of the Board of Directors; however, the committee lacks authority to amend the Articles of Incorporation or By-laws of the Company, fill vacancies on the Board of Directors, approve or propose to shareholders action for which shareholder approval is required by law or approve mergers that do not require shareholder approval. The executive committee recommends individuals to the Board of Directors for consideration as nominees to the Board of Directors. No formal procedure for shareholder recommendations regarding nominees to the Board of Directors has been adopted. The executive committee would consider any such shareholder recommendations if submitted in writing, addressed to the chairman of the executive committee at the Company's principal offices.

The audit committee consists of Messrs. Lanier, McCamy and Cousins. The audit committee met twice during the past fiscal year. The audit committee is responsible for reviewing the financial statements of the Company, for evaluating the Company's internal control systems and procedures and for coordinating and approving the activities of the Company's auditors. This committee also approves services other than normal audit services performed by the Company's auditors.

The compensation committee consists of Messrs. Kirtland, Grigg and Harlin. The compensation committee met twice during the past fiscal year. This committee is responsible for setting and reviewing the compensation, including fringe benefits, of the executive officers and directors of the Company and administering the Company's stock option plans.

Director Compensation

During fiscal 1994, nonmanagement directors received an annual fee of $24,000, a fee of $1,000 for each board meeting attended and a fee of $750 for each committee meeting attended. Management directors received a fee of $1,000 for each board meeting attended. The Company paid ordinary and necessary travel expenses for directors to attend board and committee meetings.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers and persons who own beneficially more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its officers, directors and greater than 10% shareholders complied during fiscal 1994 with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

This section of the proxy statement discloses the compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its four other most highly compensated executive officers with respect to fiscal 1994 (together, these persons are sometimes referred to as the "named executives").

Summary Compensation Table

                                          Annual               Long-Term            All Other
                                       Compensation           Compensation         Compensation
                                                                Options/       (Fiscal 1994 and 1993)
                          Fiscal    Salary        Bonus           SARs                 Only)
Name and Position          Year      ($)           ($)            (#)                ($) <F1>

Robert E. Shaw             1994     950,000     1,060,000             0                 4,558
   President and Chief     1993     892,500       800,000         8,000                 4,497
   Executive Officer       1992     850,000       515,000             0

J. C. Shaw                 1994     250,858             0             0                 4,558
   Chairman of the Board   1993     250,858             0             0                 4,497
                           1992     250,858             0             0

William C. Lusk, Jr.       1994     560,000       420,000             0                 4,558
   Senior Vice President   1993     519,750       400,000         8,000                 4,497
   and Treasurer           1992     495,000       337,000             0

W. Norris Little           1994     560,000       420,000             0                 4,558
   Senior Vice President,  1993     519,750       400,000         8,000                 4,497
   Operations              1992     495,000       286,000             0

Vance D. Bell              1994     425,000       212,500             0                 4,558
   Vice President,         1993     402,150       150,000         8,000                 4,497
   Marketing               1992     383,000       190,667             0

<F1> The amounts in this column represent the Company's matching contributions to the retirement savings plan accounts of the named executives.

The Company has granted no stock options or SARs during fiscal 1994.

This table presents information regarding options exercised for shares of the Company's Common Stock during fiscal 1994 and the value of unexercised options held at July 2, 1994. There were no SARs outstanding during fiscal 1994.

Aggregated Option Exercises in Fiscal 1994 and 1994 Fiscal Year-End Option
Value

Mr. J.C. Shaw     Shares Acquired     Value Realized     Options at FY-     In-the-Money Options

                                                           Number of        Value of Unexercised
                                                          Unexercised       In-the-Money Options
                                                         Options at FY-           at FY-End
                                                            End (#)                ($)<F1>
                  Shares Acquired
                    on Exercise       Value Realized      Exercisable/           Exercisable/
Name                    (#)                 ($)          Unexercisable          Unexercisable
Mr. R. E. Shaw             0                     0           0/8,000                 0/37,200
Mr. J. C. Shaw             0                     0               0/0                      0/0
Mr. Lusk              80,000             1,220,000          0/88,000              0/1,347,200
Mr. Little            80,000             1,370,000          0/88,000              0/1,347,200
Mr. Bell              16,000               244,000          0/24,000                0/299,200

<F1> Value of Unexercised, In-the-Money Options at 7/2/94 is calculated as follows: [(Per Share Closing Sale Price on 7/1/94) -- (Per Share Exercise Price)] x Number of Shares Subject to Unexercised Options. The per share closing sale price reported by The New York Stock Exchange on July 1, 1994 was $16.625. The closing sale price for July 1, 1994 was used in this calculation because the Company's fiscal year ended on a Saturday.

Deferred Compensation Plan

The Company maintains a deferred compensation plan to attract and retain key employees. Key employees selected by the Board of Directors are entitled to receive upon death, retirement or the onset of total disability an amount of cash compensation set by the Board. The plan provides that the amount of deferred compensation will be based upon the average of the three highest years of income over the last five years prior to death, disability or retirement. The amount of deferred compensation may not exceed, unless the Board specifically approves, twice such average amount. Deferred compensation will generally be paid monthly over a ten-year period. All deferred compensation is forfeitable if the employee should voluntarily resign or be terminated for cause. Each of the named executives has entered into an agreement providing for deferred compensation under this plan. Because the amount of deferred compensation payable to a participant is contingent upon his future employment and is based upon future earnings, it is not possible to estimate future benefits.

COMPENSATION COMMITTEE REPORT

The compensation committee of the Board of Directors of the Company has prepared the following report on executive compensation. This report describes the Company's current executive compensation program, including the underlying philosophy of the program and the criteria on which executive compensation was based. This report also discusses in detail the compensation paid to the Company's President and Chief Executive Officer, Mr. Robert E. Shaw, during the most recent fiscal year.

The compensation committee of the Company's Board of Directors (the "Committee") consists of three directors who are neither employees nor officers of the Company. The Committee reviews the Company's executive compensation program and policies each year and determines the compensation of the executive officers. The Committee's determinations are reviewed with and approved by all of the Company's non-employee directors, who constitute a majority of the Board.

The Committee's policy regarding compensation of the Company's officers is to provide generally competitive salary levels and compensation incentives that attract and retain individuals of outstanding ability; that recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size and quality; and that support the Company's primary goal--to increase shareholder value.

The executive compensation program includes three components which, taken together, constitute a flexible and balanced method of establishing total compensation for management. These components are base salary, short-term incentive awards in the form of semi-annual cash bonuses and long term incentive awards in the form of stock option grants, each of which is discussed in more detail below.

Base Salaries

The Committee annually reviews various publicly available studies by compensation consulting firms and public information from other sources regarding compensation levels for publicly held companies of similar size located in the Southeast and elsewhere in the United States. The Committee establishes the salaries of the named executives and, upon a review of the recommendations of the Company's senior executives, approves the salaries of other executive officers. Individual salaries are determined by the Committee's assessment of the individual's experience level, the scope and complexity of the position held and the range of salaries for similar positions in publicly held companies of similar size. While the Committee does not target executive officers' salaries at any particular point in the range of salaries paid by the companies used for comparative purposes, the 1994 salary levels for the Company's executive officers corresponded to the middle of the comparative range. The Committee believes that publicy held companies of similar size represent the Company's competitors for executive talent and that a review of the compensation practices of such companies is more relevant than a review of the compensation practices of companies of various sizes in the carpet industry, many of which are private, or of companies of various sizes included in the Standard & Poor's Household Furnishings Index.

Short-Term Incentive Program

The goal of the short-term incentive, or discretionary bonus, program is to place a portion of officers' total cash compensation at risk to encourage and reward a continued high level of performance each year and to further encourage a continued high level of performance in future years. Individual incentive amounts are determined by the Committee in its discretion based primarily upon its assessment of the performance of the Company relative to the Company's strategic plan, which is developed annually by the Company and approved by the Board of Directors, and to a lesser extent, the performance of the Company relative to the performance of other companies in the carpet industry and the individual's organizational responsibility and personal performance. In evaluating the Company's performance relative to the strategic plan, the Committee considers sales growth, return on equity, return on assets, stock performance, total shareholder return and growth in earnings per share. No specific weight is assigned to any of such performance factors and no specific target levels with respect to such performance factors must be attained before a bonus is awarded under the program. Cash bonuses for all executive officers are paid semi-annually. The maximum bonus payable to executive officers other than the named executive officers is 50% of base salary; the maximum bonus payable to Messrs. Little and Lusk is 75% of base salary; the bonus payable to Mr. R. E. Shaw is not subject to any limitation.

Long-Term Incentive Program

Incentive stock options are the basis for the Company's long-term incentive program. The Committee periodically grants stock options at no less than fair market value at the date of grant with a vesting period of one to four years. No options were granted in fiscal 1994. The option program is designed to link officer compensation to long-term shareholder value and focus management attention on long-term Company performance. Stock options are also granted to encourage and facilitate personal stock ownership by the executive officers and thus strengthen both their personal commitment to the Company and their longer term perspective. The size of the grants is based on individual levels of responsibility and the potential for the officer to contribute to the future success of the Company. The Committee initially determines the aggregate number of options to be granted to all officers and employees of the Company during a particular fiscal year. Of that total, the Committee grants options of identical size to groups of executive officers, other officers and other employees having similar levels of responsibility. Subject to the foregoing parameters, the number of options granted to individual officers is subjectively determined by the Committee without regard to the number of options previously granted. The Committee believes the total compensation of officers, including the value of options, if any, at the date of grant, is competitive with total compensation paid by other major corporations. The amount of any gain that officers ultimately realize from incentive options depends solely on the future performance of the Company's Common Stock.

The Committee believes that the three components of compensation described above provide total compensation that is competitive with the total compensation paid by other publicly held companies of similar size, effectively link officer and shareholder interests through equity based plans and provide incentives that are consistent with the long-term investment horizons of the Company's business.

Chief Executive Officer Compensation

The Compensation Committee believes that Mr. R. E. Shaw's compensation as Chief Executive Officer appropriately reflects individual and Company performance in the short and longer term. The Performance Graph following this report, which depicts the cumulative total return to the Company's shareholders as compared to returns of other market indices, illustrates the Company's superior performance over the past five fiscal years.

In determining Mr. Shaw's base salary and bonus for fiscal 1994, the Committee considered both the Company's overall performance and Mr. Shaw's individual performance using the same criteria as it used for the other named executive officers as described above. It also considered the compensation received by chief executive officers of other publicly held companies of similar size, as well as incentive levels considered appropriate by the Committee, in establishing Mr. Shaw's total compensation.

Submitted by the Compensation Committee of the Company's Board of
Directors:

S. TUCKER GRIGG, JR.
ROBERT R. HARLIN
CLIFFORD M. KIRTLAND, JR.

PERFORMANCE GRAPH

The following graph indicates the Company's cumulative total return to shareholders over the last five fiscal years, as compared to cumulative total returns for the Standard and Poors 500 Index and the Standard and Poors Household Furnishings Index.

Comparison of Five-Year Cumulative Total Return*

                             1989    1990    1991    1992    1993    1994

Shaw Industries               100     178     230     294     481     457
S&P 500 Composite Index       100     116     125     142     161     163
S&P Household Furnishings     100      85      84      96     120     132

*Assumes $100 invested on July 1, 1989 through June 30, 1994 in Shaw
Industries, The S&P 500 Composite Index, and the S&P Household Furnishings
Index.

AUDITORS

The firm of Arthur Andersen & Co. has served as the Company's independent public accountants since its organization and the Board of Directors intends to reappoint this firm for fiscal 1994. The appointment of auditors is a matter of determination by the Board of Directors and is not being submitted to the shareholders for approval or ratification. A representative of this firm is expected to attend the meeting to respond to questions from shareholders and to make a statement if he so desires.

SHAREHOLDER PROPOSALS

Any proposals from shareholders to be considered for presentation at the 1995 Annual Meeting of Shareholders expected to occur in late April of 1995, and inclusion in the Company's 1995 proxy materials must be received at the principal executive offices of the Company, P.O. Drawer 2128, Dalton, Georgia 30722-2128, a reasonable time before the solicitation of proxies for such meeting is commenced by the Company.

MISCELLANEOUS

Management does not know of any other matters to be presented at the meeting for action by shareholders. However, if any other matters requiring a vote of the shareholders arise at the meeting or any adjournment(s), it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals, the beneficial owners of Common Stock, and will reimburse them for their reasonable out-of-pocket expenses.

ANNUAL REPORT

The Annual Report (which is not part of the proxy soliciting material) of the Company for fiscal 1994 is being mailed to the Company's shareholders with this proxy statement.

BENNIE M. LAUGHTER
Secretary


Dalton, Georgia
September 30, 1994

<ATTACHMENT>
[DESCRIPTION] PROXY CARD

SHAW INDUSTRIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of the 1994 Annual Meeting of Shareholders and Proxy Statement and does hereby appoint Robert E. Shaw and J. C. Shaw, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Shaw Industries, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Shaw Industries, Inc., to be held at the administrative offices of the Company, 900 South Harris Street, Dalton, Georgia at 11:00 o'clock a.m., on October 31, 1994 and at any adjournment(s) thereof:

1. Election of Class III Directors: FOR all nominees listed below (except as marked to the contrary below)
     WITHHOLD AUTHORITY to vote for all nominees listed below

William C. Lusk, Jr., W. Norris Little, Robert R. Harlin.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s). This Proxy may be revoked at any time prior to the voting thereof.


TO BE SIGNED ON OTHER SIDE


PLEASE COMPLETE, DATE, SIGN AND
RETURN THIS PROXY PROMPTLY

This Proxy, when properly executed, duly returned and not revoked will be voted. It will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the nominees listed in Proposal 1.

(Signature(s))


Date  , 1994


Please sign exactly as your name(s) appear hereon, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.